EXHIBIT 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the

“Amendment”) is entered into by and between HEALTHSTREAM, INC., a Tennessee corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation (as “Administrative Agent”) dated this 13th day of November, 2017.

RECITALS:

A. Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and SunTrust Bank as a Lender previously entered into that certain Revolving Credit Agreement dated November 24, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.	The parties hereto wish to amend certain terms of the Credit Agreement.

C. The Administrative Agent is willing to enter into this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Administrative Agent agree as follows:

1. The definition of “Revolving Commitment Termination Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment Termination Date” shall mean the earliest of (i) November 24, 2018, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

2.	The Credit Agreement is not amended in any other respect.

3. This Amendment is intended to be performed in accordance with and to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Amendment, or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Amendment and the application of such provision to other persons or circumstances, shall not be affected thereby but rather shall be enforced to the fullest extent permitted by law. This Amendment may be executed in more than one counterpart, all of which, taken together, shall constitute one and the same instrument. The executed Amendment may be sent via e-mail, via PDF or via facsimile. Facsimile or electronic signatures shall be deemed valid and binding to the same extent as an original signature.

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[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

ENTERED INTO as of the date first above written.

HEALTHSTREAM, INC.

By: /s/ Gerard M. Hayden, Jr.
Name: Gerard M. Hayden, Jr.
Title: Chief Financial Officer and
Senior Vice President

STATE OF TENNESSEE )

)

COUNTY OF DAVIDSON )

Before me, Tara D. Martin, a Notary Public of said County and State, personally appeared Gerard M. Hayden, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged to be CFO (or other officer authorized to execute the instrument) of HEALTHSTREAM, INC., a Tennessee corporation, the within named bargainor, a corporation, and that as such Gerard M. Hayden executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by as CFO.

Witness my hand and official seal, at Office in Nashville, this 13th day of November, 2017.

/s/ Tara D. Martin

Notary Public

My Commission Expires: January 8, 2019

[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

SUNTRUST BANK

as the Administrative Agent, as the Issuing Bank, as
the Swingline Lender and as a Lender

By: /s/ Tyler Stephens
Name: Tyler Stephens
Title: Vice President